EXHIBIT 10.47



                     SUBORDINATION AND PARTICIPATION AGREEMENT

         THIS SUBORDINATION AND PARTICIPATION AGREEMENT is made and entered into as of October 8, 1996, and is by and between GAMING ENTERTAINMENT L.L.C., a Delaware limited liability company ("GELLC") and MILLER & SCHROEDER INVESTMENTS CORPORATION, a Minnesota corporation ("M&S").

                                    RECITALS:

A. M&S, as Lender, and the Coquille Economic Development Corporation, as Borrower ("CEDCO"), a tribally-chartered corporation wholly owned by the Coquille Indian Tribe (the "Tribe"), have entered into a certain Loan Agreement, dated as of the date hereof (the "Loan Agreement"), pursuant to which M&S will lend to CEDCO $17,500,000 (the "Loan") to refinance the development, construction and equipping of a casino facility (the "Casino Project") located on the Tribe's reservation and trust lands in North Bend, Oregon, to finance the purchase of equipment for the casino facility and to finance certain other improvements in connection with the casino facility. CEDCO's payment obligations under the Loan Agreement will be evidenced by Promissory Notes, Series 1996A (the "Notes") of even date herewith.

B. In connection with the Casino Project, Full House Resorts, Inc. ("FHR") has subleased certain land located on the Tribe's reservation and trust lands (the "Premises") to CEDCO pursuant to a Participating Lease, dated February 9, 1995, as amended and supplemented (the "Original Participating Lease"), and CEDCO is obligated to pay to FHR certain rental payments (the "Rental Payments"). FHR has assigned its interest in the Original Participating Lease and the Rental Payments to GELLC. GELLC, as landlord, and CEDCO, as tenant, have entered into a First Amended and Restated Participating Lease, dated October 8, 1996 (the "Participating Lease"), whereby they have amended and restated the Original Participating Lease, as theretofore amended.

C. As contemplated by Section 9.06 of the Loan Agreement, M&S will be selling participation interests in the Loan, and GELLC will purchase from M&S a participation interest of $2,000,000 in the Loan (the "GELLC
     Participation").

D. In order to induce M&S to enter into the Loan Agreement and to assure M&S the priority of all payments due M&S under the Notes and the Loan Agreement, and in recognition that, but for this Agreement, M&S would not enter into the Loan Agreement, the parties hereto are executing and delivering this Agreement.

          NOW, THEREFORE, in consideration of the Loan pursuant to the Loan Agreement and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each of the parties hereto, it is hereby agreed as follows:
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     1. Notwithstanding anything in the Participating Lease to the contrary,
GELLC agrees that it will have no right to receive Rental Payments under the Participating Lease, unless and until and only so long as the required monthly debt service on the Notes have been fully paid and no Event of Default (as defined in the Loan Agreement) nor any event which with the passing of time or the giving of notice or both would constitute an Event of Default, has occurred and is then existing (other than an Event of Default due solely to the failure of CEDCO to pay the Rental Payments).

     2. Any payments received by GELLC in violation of this Agreement shall be held in trust for the benefit of M&S and will be paid over to M&S upon demand to be applied to payments with respect to the Notes then delinquent or due and to cure any defaults under the Loan Agreement. Absent an Event of Default (or an event which with the passage of time or the giving of notice would constitute an Event of Default), any payments received by M&S in excess of required monthly debt service on the Notes and any other amounts due pursuant to Section 2.02 or
2.05 of the Loan Agreement shall be held in trust for the benefit of GELLC and shall be paid over to GELLC upon demand to be applied to Rental Payments then delinquent or due and to cure any defaults under the Participating Lease.

     3. GELLC subordinates and subjects to the right of M&S to receive required payments under the Notes its sub-leasehold interest in the Premises pursuant to the First Amended and Restated Master Lease dated October 8, 1996, between CEDCO, as landlord, and GELLC, as tenant. For so long as the Notes are outstanding, GELLC will not initiate any action to terminate the Participating Lease or to accelerate any Rental Payments due under the Participating Lease, without the prior written consent of M&S; provided, however, that:

          (a) if CEDCO is in default under the Participating Lease, GELLC may at its option request CEDCO or the Tribe to enter into a contract with a management company as described in Section 25(c)(vii) of the Participating Lease, subject to the approval of M&S pursuant to Section 6.27 of the Loan Agreement; and

          (b) if the Tribe's Class III gaming operations (as defined under the Indian Gaming Regulatory Act) at the Casino Project have terminated and CEDCO is in default under the Participating Lease, GELLC may pursue any and all of its remedies under the Participating Lease.

     4. (a) No renewal, modification or extension of the Loan Agreement or payment of the Notes and no releases or surrender of any security therefor, nor the obligations of any endorsers, sureties or guarantees thereof, nor any delay or omission in exercising any right or power contained therein shall in any event impair or affect the subordinations contained herein and/or the rights and obligations of the parties hereunder. M&S, in its uncontrolled discretion, may waive or release any right or option under the Loan Agreement and may exercise or
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refrain from exercising any right thereunder. The parties waive notice of the creation, existence, renewal, modification or extension of time and payment of the Loan Agreement and any modifications or amendments thereof. The parties agree that M&S, at any time or from time to time, may enter such agreement or agreements with CEDCO as M&S may deem appropriate, extending the time of payment or renewing or otherwise altering the terms of any or all of the obligations of CEDCO to M&S without notice to GELLC and without in any way impairing or affecting the rights of M&S under this Agreement.

          (b) Notwithstanding anything to the contrary set forth in Section 4(a) hereof, M&S shall not, without the prior written consent of GELLC, agree to any modification, amendment or waiver of any provision of, or give a consent requested to be given under, the Loan Agreement, the Depository Agreement (as defined in the Loan Agreement) or the Notes, if the effect thereof might reasonably be expected to affect the ability of CEDCO to pay the Rental Payments under the Participating Lease when and as due, including, without limitation, any modification, amendment, waiver or consent that: (i) increases the principal amount, interest rate or other fees due under or with respect to the Notes; (ii) accelerates the time at which amounts are due under or with respects to the Notes (other than an acceleration due to the occurrence of an Event of Default);
(iii) is with respect to Section 6.26 ("NO MERGER"), Section 6.27 ("MANAGEMENT CONTRACT"), Section 6.28 ("LOANS OR ADVANCES"), Section 6.29 ("GUARANTIES"),
Section 6.33 ("OPERATION OF CASINO FACILITIES"), Section 6.34 ("NET WORTH"),
Section 6.35 ("DEBT SERVICE COVERAGE RATIO") or Section 6.36 ("INDEBTEDNESS").

     5. Without obtaining the prior written consent of GELLC, M&S agrees not to exercise any rights or remedies with respect to any Event of Default under the Loan Agreement or the Notes if such Event of Default has occurred solely as a result of a CEDCO default under the Participating Lease, except in such circumstances as are described in Section 3(b) hereof.

     6. In connection with the GELLC Participation, GELLC and M&S agree that M&S shall act as agent for GELLC and other purchasers of participation interests in the Loan and shall exercise such powers on behalf of GELLC and such others as are specifically delegated to it under the Loan Agreement and related documents, together with such other powers as are reasonably incidental thereto. Without limiting the foregoing, M&S shall promptly pay to GELLC its PRO RATA, PARI PASSU portion of any amount received with respect to the Loan or under the Loan Agreement.

     7. M&S acknowledges that it has, based upon such documents, information and investigations as M&S has deemed appropriate, and, independently of GELLC and any affiliate of GELLC (including Full House Resorts, Inc. and GTECH Corporation) or any information supplied or representations made by any of the foregoing, made its own credit decision to make the Loan.

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     8. To further evidence the subordinations contained herein, GELLC shall execute and deliver to M&S the Consent, Estoppel, Attornment, Subordination and Non-Disturbance Agreement dated the date hereof, between the Tribe, CEDCO, GELLC and M&S.

     9. This Agreement and each and every covenant, agreement and other provision hereof shall be binding upon each of the parties hereto and their successors and assigns and shall inure to the benefit of each of the parties hereto and their successors and assigns. Notice of acceptance of this Agreement is hereby waived on behalf of all parties and their successors and assigns.

     10. This Agreement is made in and shall be construed in accordance with the laws of the State of Delaware.

     11. This Agreement may be changed only by an instrument in writing executed by the parties hereto. No waiver, amendment or modification by custom, usage or by implication shall be effective unless in writing signed by the parties.

     12. Any notices and other communications permitted or required by the provisions of this Agreement (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by depositing the same with the United States Postal Service, or any official successor thereto, bearing adequate postage, or delivery by reputable private carrier such as Federal Express, Airborne, DHL, or similar overnight delivery service, and addressed as provided below. Each such notice shall be effective upon being deposited as aforesaid.

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     IN WITNESS WHEREOF, the parties hereto have caused this Subordination
Agreement to be executed as of the date first above written.

                                    GAMING ENTERTAINMENT L. L. C.,
                                    By its Members, as follows:

                                    Dreamport, Inc. (formerly known as
                                        GTECH Gaming Subsidiary 1 Corporation)

                                     By:  /s/ JOHN E. TAYLOR, JR.
                                          ---------------------------------
                                     Name: John E. Taylor, Jr.
                                     Title: President


                                    GTECH Gaming Subsidiary 2 Corporation

                                     By:  /s/ JOHN E. TAYLOR, JR.
                                          ---------------------------------
                                     Name: John E. Taylor, Jr.
                                     Title: President


                                    Full House Subsidiary, Inc.

                                     By: /s/ WILLIAM R. JACKSON
                                         -------------------------------
                                     Name: William R. Jackson
                                     Title:  Vice President


                                    Full House Joint Venture Subsidiary, Inc.

                                     By: /s/ WILLIAM R. JACKSON
                                         -------------------------------
                                     Name: William R. Jackson
                                     Title:  Vice President


                                    Address:

                                    Gaming Entertainment L.L.C.
                                    55 Technology Way
                                    West Greenwich, Rhode Island  02817
                                    Attn:  John Taylor

                                    with copies to:
                                    Mary V. Brennan, Esq.
                                    Full House Resorts, Inc.
                                    12555 High Bluff Drive, Suite 380
                                    San Diego, California  92130

                                    Office of the General Counsel
                                    GTECH Corporation
                                    55 Technology Way
                                    West Greenwich, Rhode Island  02817

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                                    MILLER & SCHROEDER INVESTMENTS
                                     CORPORATION, a Minnesota corporation

                                       By:  /s/ EDWARD J. HENTGES
                                            ----------------------------
                                      Its:  President
                                            ----------------------------

                                    Address:

                                   300 Pillsbury Center
                                   220 South Sixth Street
                                   Minneapolis, Minnesota  55402

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